EXHIBIT 23.1





                         Consent of Independent Auditors




We consent to the use of our report dated February 19, 2001, with respect to the consolidated financial statements of Front Royal, Inc. included in the Form 8KA dated November 5, 2001 of Argonaut Group, Inc.






                                                          /s/ Ernst & Young LLP

Richmond, Virginia
October 30, 2001